 Exhibit 99.1

FOR INFORMATION CONTACT:

Elisha Finney (650) 424-6803

elisha.finney@varian.com

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Announces Preliminary Results for Fiscal Year 2015; Earnings Fell Short of Targets; Fiscal Year 2016 Guidance Given

PALO ALTO, Calif., October 19, 2015 – Varian Medical Systems (NYSE:VAR) today is announcing that it expects to report lower earnings for fiscal year 2015 than was previously guided in its earnings report for the third quarter of the fiscal year. The company now expects non-GAAP net earnings will be approximately $4.29 per diluted share and that GAAP net earnings will be approximately $4.09 per diluted share. The company continues to expect that revenues for the year will grow by about 2 percent, or 6 percent on a constant currency basis. These preliminary results are subject to revision due to the completion of the company’s financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that the company reports its full fiscal year results on October 28, 2015.

“Several TrueBeams and related software slipped out of the quarter contributing to a shortfall in high-margin revenues for our Oncology Systems business,” said Dow Wilson, CEO of Varian Medical Systems. “The earnings shortfall was partially offset by an approximately one-point drop in the projected annual tax rate.”

Oncology Systems fourth quarter gross orders are expected to be equal with the strong prior year period and up about 5 percent in constant currency. For fiscal year 2015, Oncology gross orders are expected to be equal with the prior year, and up 6 percent in constant currency. Compared to the corresponding prior year periods, Imaging Components gross orders are expected to decline by about 30 percent for the fourth quarter and by about 16 percent for the fiscal year. Imaging Components sells almost exclusively in dollars. The fourth quarter results should also include proton gross orders totaling about $140 million for three centers. The year-ending backlog for the company is expected to be
$3.5 billion, up 10 percent from the year-ago period.

With the orders growth in the Oncology and Proton businesses partially offset by ongoing challenges in the Imaging Components business, the company expects revenues for fiscal year 2016 to grow in the range of 4 to 5 percent on a reported basis. The company’s non-GAAP net earnings for fiscal year 2016 should be in the range of $4.45 to $4.55 per diluted share. The company will begin to report non-GAAP results in the fourth quarter of fiscal year 2015.

Non-GAAP results will exclude amortization of intangible assets, acquisition-related costs and benefits, restructuring charges, impairment charges, significant litigation charges or benefits and associated legal costs. This will enable the company to evaluate performance on an operational basis; provide quarter-over-quarter comparisons excluding unusual items; show better comparability among company peers and provide additional transparency to the financial community.

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Varian Medical Systems Announces Preliminary Results for Fiscal Year 2015	Page 2

Fourth Quarter and Fiscal Year 2015 Earnings Report

Results for the fourth quarter of fiscal year 2015 will be released following the close of regular trading on Wednesday, October 28, 2015. The news release will be followed by a teleconference available to all interested parties at 2:00 p.m. PT. The news release and a link to the conference call webcast will be available on the company website at: http://investors.varian.com/events-webcasts. To access the teleconference call and replay:

•	Teleconference: Access from within the U.S. by dialing 1-877-869-3847, and from outside the U.S. by dialing 1-201-689-8261.

•	Replay: Access from within the U.S. by dialing 1-877-660-6853 and from outside the U.S. by dialing 1-201-612-7415, and enter conference ID 13619357. The teleconference will be rebroadcast until 8:00 p.m. ET, Friday, October 30, 2015.

•	Webcast: Visit the company website at: www.varian.com/investor and click on the link for Fourth Quarter Earnings Results under Investor Highlights. Web conferences will be archived on the company website for a year.

Varian management also will host its ASTRO investor meeting and webcast this Tuesday, October 20th at the annual meeting of the American Society for Radiation Oncology. The investor meeting in the Texas Ballroom at the Grand Hyatt San Antonio, 600 E. Market St. will begin with breakfast at 7:00 a.m. CT with the webcast presentations beginning at 7:30 a.m. followed by a tour of the Varian booth at 9:00 a.m. The webcast can be accessed at http://investors.varian.com/events-webcasts. Management presentations will focus on innovations and advancements in the treatment and technology for radiotherapy, radiosurgery and proton therapy. Discussion on the financial performance of the company will be deferred until the earnings report on October 28th.

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Varian Medical Systems, Inc., of Palo Alto, California, focuses energy on saving lives by equipping the world with advanced technology for fighting cancer and for X-ray imaging.  The company is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiation. The company provides comprehensive solutions for radiotherapy, radiosurgery, proton therapy and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is also a premier supplier of X-ray imaging components, including tubes, digital detectors, and image processing software and workstations for use in medical, scientific, and industrial settings, as well as for security and non-destructive testing.  Varian Medical Systems employs approximately 6,800 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world.  For more information, visit http://www.varian.com or follow us on Twitter.  For more information, visit http://www.varian.com or follow us on Twitter.

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Varian Medical Systems Announces Preliminary Results for Fiscal Year 2015	Page 3

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, or earnings growth or other financial results; and any statements using the terms “will,” “should,” “expect,” “continue,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include global economic conditions; currency exchange rates and tax rates; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; demand for and delays in the delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements for product clearances or to comply with FDA and other regulatory regulations or procedures; changes in the regulatory environment, including with respect to FDA requirements; the company’s assessment of the goodwill associated with its particle therapy business; challenges associated with the successful commercialization of the company’s particle therapy business; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the impact of reduced or limited demand by purchasers of certain X-ray products; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges to public tender awards and the loss of such awards or other orders; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.